     As filed with the Securities and Exchange Commission on May 26, 1998
                                                     Registration No. 333-_____
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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-8
                           REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             --------------------

                                 USW-C, INC.
                       (to be renamed "U S WEST, Inc.")
            (Exact name of registrant as specified in its charter)

    Delaware                                      84-0953188
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

                            1801 California Street
                            Denver, Colorado 80202
                                (303) 672-2700
(Address, zip code, telephone number, and area code, of registrant's principal executive offices)

                             --------------------

                  U S WEST, INC. DEFERRED COMPENSATION PLAN
                           (Full title of the Plan)

                             --------------------

                          Thomas O. McGimpsey, Esq.
                                 USW-C, Inc.
                            1801 California Street
                            Denver, Colorado 80202
                                (303) 793-6676
(Name, address, zip code, telephone number and area code, of agent for service)

                             --------------------

                       CALCULATION OF REGISTRATION FEE

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                                                                                   Proposed maximum
Title of each class of             Amount to be     Proposed maximum offering     aggregate offering         Amount of
securities to be registered         registered           price per share                 price          registration fee (1)
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Common Stock, $.01 par value (2)       500,000                $50.3750                $25,187,500              $7,431
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(1) The registration fee for all securities registered hereby, $7,431, has been calculated as follows: 0.000295 of $50.3750 (the average of the high and low prices of U S WEST Communications Group Common Stock of U S WEST, Inc. reported in the consolidated reporting system of the New York Stock Exchange on May 18, 1998) multiplied by 500,000 shares of Common Stock being registered hereby.

(2) Includes Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable separately from the Common Stock.

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                                   GENERAL

     This Registration Statement on Form S-8 for USW-C, Inc., a Delaware corporation (the "Registrant"), is filed in connection with the Separation (as defined below). The Separation and the transactions related thereto are more fully described in the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (File No. 333-45765) on February 6, 1998, as amended.

     This Plan is effective only upon consummation of the separation of U S WEST, Inc. into two independent companies (the "Separation"). U S WEST, Inc. currently conducts its business through two groups, the U S WEST Communications Group and the U S WEST Media Group. Upon consummation of the Separation, USW-C, Inc. (to be renamed "U S WEST, Inc." at Separation) will become a separately-traded company and will conduct the business of the U S WEST Communications Group and the domestic directories business of the U S WEST Media Group. The Separation is expected to occur in June of 1998.


                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     Note: The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by
Item 2 of Form S-8 will be sent or given to employees as specified by Rule
428. In accordance with Rule 428 and the requirements of Part I Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. USW-C, Inc. shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, USW-C, Inc. shall furnish the Commission or its staff a copy or copies of any or all documents included in such file.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by USW-C, Inc., a Delaware corporation ("USW-C" or the "Company") and its predecessor U S WEST, Inc., a Delaware corporation ("U S WEST") with the Commission (File Nos. 1-14087 and 1-8611) and are incorporated herein by reference: (i) U S WEST's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998; (ii) U S WEST's Current Reports on Form 8-K dated January 29, 1998, February 17, 1998, March 25, 1998 (as amended by Form 8-K/A filed April 13, 1998), April 17, 1998 and May 5, 1998; (iii) U S WEST's Proxy Statement on Schedule 14A filed April 20, 1998; (iv) the description of Common Stock and preferred stock purchase rights of USW-C contained in USW-C's Registration Statement on Form 8-A filed on

May 1, 1998 (as amended by Form 8-A/A filed May 12, 1998) and USW-C's Registration Statement on Form 8-A filed May 12, 1998; (v) USW-C's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (vi) USW-C's Current Report on Form 8-K dated May 15, 1998.

     All documents filed by USW-C pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered hereby is registered under Section 12 of the Exchange Act.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits USW-C's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of USW-C, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     USW-C's Restated Certificate of Incorporation and Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.

     As permitted by Section 102 of the DGCL, USW-C's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to USW-C and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to USW-C or its stockholders, for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

     The directors and officers of USW-C are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by USW-C.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.  EXHIBITS.

     Exhibits identified in parentheses below are on file with the SEC, and are incorporated herein by reference to such previous filings.

Exhibit
Number      Description
-------     -----------
(2)         Form of Separation Agreement between U S WEST, Inc. (to be renamed
            "MediaOne Group, Inc.") and USW-C, Inc. (to be renamed "U S WEST,
            Inc.") (Exhibit 2 to Registration Statement No. 333-45765).

(3-A) Restated Certificate of Incorporation of USW-C, Inc. (Exhibit 3-A to Registration Statement No. 333-45765).

(3-B)       Amended and Restated Bylaws of USW-C, Inc. (Exhibit 3-B to
            Registration Statement No. 333-45765).

(4) Form of Rights Agreement between USW-C, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights
            Agent (Exhibit 4-A to Registration Statement No. 333-45765).

5           Opinion of Thomas O. McGimpsey, Corporate Counsel and Assistant
            Secretary of USW-C, Inc., regarding the legality of the Securities being registered.

23-A        Consent of Arthur Andersen LLP.

23-B        Consent of Coopers & Lybrand L.L.P.

                                       4

23-C        The Consent of Thomas O. McGimpsey, Corporate Counsel and
            Assistant Secretary of USW-C, Inc., is included in the opinion of counsel filed as Exhibit 5.

24 Powers of Attorney executed by directors and officers who signed this registration statement.

Item 9.  UNDERTAKINGS.

(a)  Rule 415 Offerings.

     USW-C hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c)  Form S-8 Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, USW-C, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 26th day of May, 1998.

                                          USW-C, Inc.

                                          By:  /s/ THOMAS O. MCGIMPSEY
                                               --------------------------------
                                                   Thomas O. McGimpsey
                                                   ASSISTANT SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
      /s/  SOLOMON D. TRUJILLO*            President and Chief Executive Officer
---------------------------------------
           Solomon D. Trujillo


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:
           /s/ ALLAN R. SPIES*            Executive Vice President and Chief
---------------------------------------        Financial Officer
             Allan R. Spies


DIRECTOR:
        /s/ SOLOMON D. TRUJILLO*
---------------------------------------
           Solomon D. Trujillo


*By:   /s/ THOMAS O. MCGIMPSEY
     ----------------------------------
              Thomas O. McGimpsey
              ASSISTANT SECRETARY
                ATTORNEY-IN-FACT

Dated:  May 26, 1998

                                 EXHIBIT INDEX

Exhibit
Number   Description
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(2)      Form of Separation Agreement between U S WEST, Inc. (to be renamed
         "Media One Group, Inc.") and USW-C, Inc. (to be renamed "U S WEST,
         Inc.") (Exhibit 2 to Registration Statement No. 333-45765).

(3-A)    Restated Certificate of Incorporation of USW-C, Inc. (Exhibit 3-A to
         Registration Statement No. 333-45765).

(3-B)    Amended and Restated Bylaws of USW-C, Inc. (Exhibit 3-B to
         Registration Statement No. 333-45765).

(4) Form of Rights Agreement between USW-C, Inc., a Delaware corporation, and State Street Bank and Trust Company, as Rights Agent (Exhibit 4-A to Registration Statement No. 333-45765).

5        Opinion of Thomas O. McGimpsey, Corporate Counsel and Assistant
         Secretary of USW-C, Inc., regarding the legality of the securities being registered.

23-A     Consent of Arthur Andersen LLP.

23-B     Consent of Coopers & Lybrand L.L.P.

23-C     Consent of Thomas O. McGimpsey, Corporate Counsel and Assistant
         Secretary of USW-C, Inc., is included in the opinion of counsel filed as Exhibit 5.

24 Powers of Attorney executed by directors and officers who signed this registration statement.